SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐Definitive Proxy Statement

Definitive Additional Materials

☐Soliciting Material Under Rule 14a-12

Cohen & Steers Closed-End Opportunity Fund, Inc.

Cohen & Steers Infrastructure Fund, Inc.

Cohen & Steers Limited Duration Preferred and Income Fund, Inc.

Cohen & Steers MLP Income and Energy Opportunity Fund, Inc.

Cohen & Steers Quality Income Realty Fund, Inc.

Cohen & Steers REIT and Preferred and Income Fund, Inc.

Cohen & Steers Select Preferred and Income Fund, Inc.

Cohen & Steers Total Return Realty Fund, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

☐Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction:

(5)Total fee paid:

☐Fee paid previously with preliminary materials.

☐Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration Statement No.:

(3)Filing Party:

(4)Date Filed:

COHEN & STEERS CLOSED-END OPPORTUNITY FUND, INC.

COHEN & STEERS INFRASTRUCTURE FUND, INC.

COHEN & STEERS QUALITY INCOME REALTY FUND, INC.

COHEN & STEERS REIT AND PREFERRED AND INCOME FUND, INC.

COHEN & STEERS SELECT PREFERRED AND INCOME FUND, INC.

COHEN & STEERS TOTAL RETURN REALTY FUND, INC.

COHEN & STEERS LIMITED DURATION PREFERRED AND INCOME FUND, INC.

COHEN & STEERS MLP INCOME AND ENERGY OPPORTUNITY FUND, INC.

(each a "Fund", and collectively, the "Funds")

280 Park Avenue, New York, New York 10017

(212) 832-3232

NOTICE OF POSTPONEMENT AND CHANGE OF LOCATION

OF JOINT ANNUAL MEETING OF STOCKHOLDERS

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE COMBINED PROXY STATEMENT AND NOTICE OF JOINT ANNUAL MEETING OF STOCKHOLDERS, EACH DATED MARCH 5, 2020, FURNISHED TO STOCKHOLDERS OF THE FUNDS IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF EACH FUND FOR USE AT THE FUNDS' JOINT ANNUAL MEETING OF STOCKHOLDERS.

To the Stockholders of the above-listed Funds:

NOTICE IS HEREBY GIVEN that the date, time and location of the Joint Annual Meeting of Stockholders of the Funds (the "Meeting"), each of which is a Maryland corporation, have been changed. Due to the public health impact of COVID-19 and to support the health and well-being of the Funds' stockholders, the Boards of Directors of the Funds have announced that the Meeting has been postponed from April 23, 2020 at 11:00 a.m. New York City time, to May 14, 2020 at 12:00 p.m. New York City time and will now be held virtually by Internet webcast rather than in person. Stockholders will only be able to attend the Meeting by means of remote communication. The record date remains unchanged and is fixed as the close of business on March 2, 2020. Stockholders of record as of the record date may participate in, submit questions during and vote at the Meeting by visiting the following website and following the registration and participation instructions contained therein: https://viewproxy.com/CohenSteers/broadridgevsm .  Please have the control number located on your proxy card or voting information form available.

Beneficial owners holding their shares in the name of a brokerage firm, bank, nominee or other institution ("street name") who wish to virtually attend and/or vote at the Meeting should complete the registration process at least three days in advance of the event to ensure that all documentation and verifications are in order. Beneficial owners holding shares in street name must provide a legal proxy from their brokerage firm, bank, nominee or other institution in order to virtually attend and vote at the Meeting.

The matters to be presented at the Meeting are unchanged from the combined proxy statement and Notice of Joint Annual Meeting of Stockholders, each dated March 5, 2020:

1.To consider and vote upon the election of two Directors of each Fund, to hold office for a term ending at the 2023 annual meeting of stockholders and until their successors are duly elected and qualify; and

2.To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

By order of the Boards of Directors,

Dana A. DeVivo

Secretary

New York, New York

April 27, 2020

YOUR VOTE IS IMPORTANT

The combined proxy statement contains important information regarding the matters to be presented at the Meeting and stockholders of the Funds are strongly encouraged to consider such information. Please read the materials carefully. Copies of the combined proxy statement, original notice of joint annual meeting of stockholders and other documents filed with the Securities and Exchange Commission ("SEC") are available on the SEC's web site at www.sec.gov. In addition, free copies of the combined proxy statement and other documents filed with the SEC can be obtained by visiting the Fund's website at www.cohenandsteers.com or by calling 800 330 7348.

Stockholders are strongly encouraged to vote. Stockholders of record as of the close of business on March 2, 2020 may vote by visiting proxyvote.com, calling toll-free 800-690-6903, returning their proxy cards or virtually attending the Meeting. If you are a stockholder that has already voted and do not wish to change your vote, no further action is necessary. This notice is for informational purposes only and is not intended to, and does not, constitute an offer to purchase or sell shares of the Funds.